Exhibit 16.1

1185 Avenue of the Americas, 38th Floor
New York, NY 10036

Phone	212-381-4700
Fax	212-381-4811
Web	www.uhy-us.com

September 13, 2021

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Pono Capital Corp under Item 4.01 of its Form 8-K dated September 13, 2021. We agree with the statements concerning our Firm in such Form 8-K; we are not in a position to agree or disagree with other statements of Pono Capital Corp contained therein.

Very truly yours,

New York, New York

An Independent Member of Urbach Hacker Young International